 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): January 5, 2006

GREAT AMERICAN FAMILY PARKS, INC.

(Exact name of registrant as specified in charter)

Nevada	333-127199	91-0626756
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No)

208 South Academy Avenue, Suite 130, Eagle, Idaho 83616

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (208) 342-8888

Copies to:

Richard A. Friedman, Esq.

Sichenzia Ross Friedman Ference LLP

1065 Avenue of the Americas

New York, New York 10018

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Disposition of Assets

On January 5, 2007, Crossroads Convenience Center LLC (“Crossroads or Seller”), a wholly-owned subsidiary of Great American Family Parks, Inc. (“Great American” or the “Company”), completed the sale of its real property located at 5950 East Franklin Road in Nampa, Canyon County, Idaho, to Idaho Center Chevron, Inc. (“Idaho Center or Buyer”) for a purchase price of $2,400,000. Crossroads received net proceeds of $1,348,186.41 from the sale of the real property.

As previously reported, on October 31, 2006, Crossroads entered into an asset purchase agreement (the “Agreement”) with Idaho Center pursuant to which Idaho Center purchased the business and assets of the convenience center business owned by Crossroads, other than the real property. The Agreement included an option to purchase the real property owned by Crossroads. The purchase price for the assets was $600,000, consisting of $300,000 in cash and a secured conditional promissory note in the amount of $300,000.

Item 9.01 Financial Statements and Exhibits

(b) Pro forma financial information.

Any pro forma financial information that may be required by this item is required to be filed by amendment not later than 71 calendar days after the filing date of this report.

(c) Exhibits.

10.1

Asset Purchase Agreement between Cross Convenience Center LLC and Idaho Center Chevron, Inc., effective as of October 31, 2006 (as incorporated by reference to the Form 8-K filed on November 3, 2006).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT AMERICAN FAMILY PARKS, INC.

Date: January 11, 2006

By: /s/ Larry Eastland________

Name: Larry Eastland

President, Chief Executive Officer,

Chairman of the Board

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